                                                                    Exhibit 3.28

                          CERTIFICATE OF INCORPORATION

                                       OF

                              AMR ACQUISITION, INC.

      1. The name of this corporation is AMR Acquisition, Inc.

      2. The registered office of this corporation in the State of Delaware is located at 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

      3. The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      4. The total number of shares of stock that this corporation shall have authority to issue is 3,000 shares of Common Stock, $.01 par value par share. Each share of Common Stock shall be entitled to one vote.

      5. The name and mailing address of the incorporator is: William George, One International Place, Boston, MA 02110.

      6. Except as provided to the contrary in the provisions establishing a class or series of stock, the amount of the authorized stock of this corporation of any class or classes may be increased or decreased by the affirmative vote of the holders of a majority of the stock of this corporation entitled to vote.

      7. The election of directors need not be by ballot unless the by-laws shall so require.

      8. In furtherance and not in limitation of the power conferred upon the board of directors by law, the board of directors shall have power to make, adopt, altar, amend and repeal from time to time by-laws of this corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal by-laws made by the board of directors.

      9. A director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the General Corporation Law of the State of Delaware as in effect at the time such liability is determined. No amendment or repeal of this paragraph 9 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

      10. This corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this corporation or while a director or officer is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim provided, however; that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this paragraph 10 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this paragraph 10 shall not adversely affect any right or protection of a director or officer of this corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

      11. The books of this corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the board of directors or in the by-laws of this corporation.

      12. If at any time this corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent.

      THE UNDERSIGNED, the sole incorporator named above, hereby certifies that the facts stated above are true as of this 19th day of November, 1992.

                                           /s/ William George

                                           -----------------------------------
                                           William George, Incorporator

                              CERTIFICATE OF MERGER

                                       OF

                                   LMJRW, INC.

                                      INTO

                              AMR ACQUISITION, INC.

      The undersigned corporation DOES HEREBY CERTIFY:

      FIRST: That the name and state or incorporation of each of the constituent corporations of the merger is as follows:

      NAME                         STATE OF INCORPORATION

      AMR Acquisition, Inc.        Delaware

      LMJRW, Inc.                  Colorado

      SECOND: That an agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of section 252 of the General Corporation Law of the State of Delaware.

      THIRD: That the name of the surviving corporation of the merger is AMR Acquisition, INC., a Delaware corporation.

      FOURTH: That the Certificate of Incorporation of AMR Acquisition, Inc., a Delaware corporation, shall be the certificate of incorporation of the surviving corporation.

      FIFTH: That the executed agreement of merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 3800 Pearl Street, Boulder, Colorado 80301.

      SIXTH: That a copy of the agreement of merger will be furnished on request and without cost to any stockholder of any constituent corporation.

      SEVENTH: That the authorized capital stock of LMJRW, Inc. is as follows:

   Class                Number of Shares                 Par Value per share
-----------      -----------------------------      ----------------------------
 Common                    30,000                            No Par

                                               AMR ACQUISITION, INC.

                                               By:  /s/Dominic Puopolo
                                               -------------------------------
                                               President

ATTEST:

By:
    /s/ Ronald Levenson
    ----------------------------
    Assistant Secretary

                              CERTIFICATE OF MERGER

                                       OF

                                   BCJRW, INC.

                                      INTO

                              AMR ACQUISITION, INC.

      The undersigned corporation DOES HEREBY CERTIFY:

      FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

       NAME               STATE OF INCORPORATION
---------------------     ----------------------
AMR Acquisition, Inc.     Delaware

BCJRW, Inc.               Colorado

      SECOND: That an agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (o) of section 252 of the General Corporation Law of the State of Delaware.

      THIRD: That the name of the surviving corporation of the merger is AMR Acquisition, Inc., a Delaware corporation.

      FOURTH: That the Certificate of Incorporation of AMR Acquisition, Inc., a Delaware corporation, shall be the certificate of incorporation of the surviving corporation.

      FIFTH: That the executed agreement of merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 3800 Pearl Street, Boulder, Colorado 80301.

      SIXTH: That a copy of the agreement of merger will be furnished on request and without cost to any stockholder of any constituent corporation.

      SEVENTH: That the authorized capital stock of BCJRW, Inc. is as follows:

Class     Number of Shares    Par Value per share
------    ----------------    -------------------
Common         50,000               No Par

                                            AMR ACQUISITION, INC.

                                            By  /s/Dominic Puopolo
                                            --------------------------------
                                            President

ATTEST:

By: /s/Ronald Levenson
    ---------------------------
    Assistant Secretary

                              CERTIFICATE OF MERGER

                                       OF

                                   CSJRW, INC.

                                      INTO

                              AMR ACQUISITION, INC.

      The undersigned corporation DOES HEREBY CERTIFY:

      FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

       NAME                             STATE OF INCORPORATION
AMR Acquisition, Inc.                         Delaware

CSJRW, Inc.                                   Colorado

      SECOND: That an agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of section 252 of the General Corporation Law of the State of Delaware.

      THIRD: That the name of the surviving corporation of the merger is AMR Acquisition, Inc., a Delaware corporation.

      FOURTH: That the Certificate of Incorporation of AMR Acquisition, Inc., a Delaware corporation, shall be the certificate of incorporation of the surviving corporation.

      FIFTH: That the executed agreement of merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 3800 Pearl Street, Boulder, Colorado 80301.

      SIXTH: That a copy of the agreement of merger will be furnished on request and without cost to any stockholder of any constituent corporation.

      SEVENTH: That the authorized capital stock of CSJRW, Inc. is as follows:

Class        Number of shares       Par Value per share
Common          500,000                    No Par

                                                AMR ACQUISITION, INC.

                                                By /s/ Dominic Puopolo
                                                   -------------------------
                                                   President

      ATTEST:

      By /s/ Ronald Levenson
         ----------------------------
         Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              AMR ACQUISITION, INC.

      AMR Acquisition, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

      FIRST: That the Board of Directors of said corporation has adopted by written consent the following resolution:

      RESOLVED: That it is advisable and in the best interest of this Corporation that Article 1 of the Certificate of Incorporation of this Corporation be amended to read in its entirety as follows:

      1. The name of this corporation is A-l Ambulance Companies, Inc.

      SECOND: That the said amendment has been consented to and authorized by the holder of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

      THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Dominic J. Puopolo, its President, and attested by Ronald M. Levenson, its Assistant Secretary, this 10th day of May A.D. 1993.

                                              /s/ Dominic Puopolo
                                              -----------------------------
                                              President

                                 Attested by: /s/ Ronald M. Levenson
                                              -----------------------------
                                              Assistant Secretary

                              CERTIFICATE OF MERGER

                                       OF

                  AMERICAN MEDICAL RESPONSE OF COLORADO, INC.,

                                  WITH AND INTO

                         A-1 AMBULANCE COMPANIES, INC.,

      The undersigned corporations do hereby certify:

      FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

         NAME                         STATE OF INCORPORATION
-----------------------------         ----------------------
American Medical Response
     of Colorado, Inc.                      Delaware

A-1 Ambulance Companies, Inc.               Delaware

      SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware.

      THIRD: That the name of the surviving corporation of the merger is A-1 Ambulance Companies, Inc., a Delaware corporation, which shall herewith be changed to American Medical Response of Colorado, Inc., a Delaware corporation.

      FOURTH: That the Certificate of Incorporation of A-1 Ambulance Companies, Inc., which is surviving the Merger, shall be the Certificate of Incorporation of the surviving corporation, except that Article 1 of the Certificate of Incorporation shall be amended to read as follows:

      The name of the Corporation is American Medical Response of Colorado, Inc.

      FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is 2000 S. Colorado Blvd., #9000, Denver, CO 80222.

      SIXTH: That a copy of the Agreement and Plan of Merger will be furnished on request and without cost, to any stockholder of any constituent corporation.

      SEVENTH: That this merger shall be effective on January 1, 1994, pursuant to Section 103 of the General Corporation Law of the State of Delaware.

      Dated this 23rd day of December, 1993.

AMERICAN MEDICAL RESPONSE OF                A-1 AMBULANCE COMPANIES, INC.
                                            COLORADO, INC.

By : /s/ X                                  By: /s/ X
     -------------------------                  --------------------------
Its: President                              Its: President

ATTEST:                                     ATTEST:

By : /s/ X                                  By: /s/ X
     -------------------------                  --------------------------
Its: Secretary                              Its: Secretary

                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

                                   * * * * * *

      American Medical Response of Colorado, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      The present registered agent of the corporation is Corporation Service Company and the present registered office of the corporation is in the county of New Castle.

      The Board of Directors of American Medical Response of Colorado, Inc., adopted the following resolution on the 1st day of September, 1996.

      Resolved, that the registered office of American Medical Response of Colorado, Inc., in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

      IN WITNESS WHEREOF, American Medical Response of Colorado, Inc., has caused this statement to be signed by William George, its Vice President this 1st day of September, 1996.

                                                 By /s/ William George
                                                    ------------------------
                                                    William George
                                                    Vice President

                              CERTIFICATE OF MERGER

                                       of
                                   AMRSC, INC.

                                      into

                   AMERICAN MEDICAL RESPONSE OF COLORADO, INC.

                UNDER SECTION 251 of THE GENERAL CORPORATION LAW
                            OF THE STATE OP DELAWARE

      Pursuant to Section 251 of the General Corporation Law of the State of Delaware, American Medical Response of Colorado, Inc., a Delaware corporation (the "Company"), hereby certifies to the following information relating to the transaction whereby AMRSC, Inc., a Delaware corporation (the "Acquisition Company"), will merge with and into the Company (the "Merger").

      1. The names and states of incorporation of the Company and the Acquisition Company, which are the constituent corporations in the Merger (the "Constituent Corporations"), are:

                  Name                                  State
-------------------------------------------          -----------
American Medical Response of Colorado, Inc.           Delaware

AMRSC, Inc,                                           Delaware

      2. An agreement of merger dated as of December 30, 1996 between the Company and the Acquisition Company (the "Merger Agreement"), setting forth the terms and conditions of the Merger, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the provisions of Section 251 of the General Corporation Law of the State of Delaware.

      3. The name of the Surviving Corporation is: "American Medical Response of Colorado, Inc."

      4. The Certificate of Incorporation, as amended, of the Company, as the surviving corporation, shall be the Certificate of Incorporation of the Surviving Corporation.

      5. An executed Merger Agreement is on file at the principal place of business of the Surviving Corporation, which is located at 2821 South Parker Road, 10th Floor, Aurora, Colorado 80014.

      6. A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.

      IN WITNESS WHEREOF, this Certificate of Merger has been executed as of this 30th day of December, 1996.

                                              AMERICAN MEDICAL RESPONSE OF
                                                     COLORADO, INC.

                                              By /s/ William George
                                                 ---------------------------
                                                 Name: William George
                                                 Title: Vice President

Attest:

By: /s/ William George
    ---------------------------------
    Name: William George
    Title: Assistant Secretary